UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2004

ValueVision Media, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6740 Shady Oak Road, Eden Prairie, Minnesota		55344-3433
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(952) 943-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

R. Brandon Burgess, who has served as a director of the Company since 2002 and who was a nominee to the Board of Directors on behalf of GE Capital Equity Investments, Inc. ("GE Equity"), the sole holder of the Company’s Series A Redeemable Convertible Preferred Stock (the "Preferred Stock"), indicated his intention to resign from the Board of Directors due to other time commitments. GE Equity nominated Douglas V. Holloway to serve on the Board of Directors upon Mr. Burgess’ resignation, and the Company’s Nominating and Governance Committee reviewed the nomination and recommended the election of Mr. Holloway. On November 18th, the Board of Directors accepted Mr. Burgess’ resignation and unanimously elected Mr. Holloway to the Board of Directors, effective immediately.

Mr. Holloway is currently serving as President of Cable Investments for NBC Universal Cable, and in such capacity oversees NBC Universal’s joint cable ventures, which include A&E Networks and National Geographic International. The Company expects that Mr. Holloway will not serve on any committees of the Board of Directors.

BRIEF DESCRIPTION OF ARRANGEMENTS OR UNDERSTANDINGS PURSUANT TO WHICH MR. HOLLOWAY WAS SELECTED; CERTAIN RELATED TRANSACTIONS BETWEEN GE EQUITY AND THE COMPANY.

GE Equity has the right to elect three members of the Company's Board of Directors pursuant to (a) the Company's Certificate of Designation of Series A Redeemable Convertible Preferred Stock and (b) the Shareholder Agreement, dated as of April 15, 1999, among the Company, NBC Universal, Inc. ("NBC") and GE Equity, as amended by Amendment No. 1 dated as of March 19, 2004 (the "Shareholder Agreement"). In March 1999, the Company entered into a strategic alliance with NBC and GE Equity. Pursuant to the terms of the transaction, NBC and GE Equity acquired 5,339,500 shares of the Preferred Stock between April 1999 to June 1999, and NBC was issued a warrant to acquire 1,450,000 shares of the Company's Common Stock (the "Distribution Warrant"), with an exercise price of $8.29 per share, under a Distribution and Marketing Agreement discussed below. The Preferred Stock was sold for aggregate consideration of $44,265,000 (or $8.29 per share). In addition, the Company issued to GE Equity a warrant (the "Investment Warrant") to increase its potential aggregate equity stake (together with its affiliates, including NBC) at the time of exercise to 39.9%. The Preferred Stock is convertible into an equal number of shares of the Company’s Common Stock, subject to customary anti-dilution adjustments, has a mandatory redemption on the 10th anniversary of its issuance or upon a "change of control" at its stated value ($8.29 per share), participates in dividends on the same basis as the Common Stock and has a liquidation preference over the Common Stock and any other junior securities. On July 6, 1999, GE Equity exercised the Investment Warrant and acquired an additional 10,674,000 shares of the Company’s Common Stock for an aggregate of $178,370,000, or $16.71 per share. Following the exercise of the Investment Warrant, the combined ownership of the Company by GE Equity and NBC on a diluted basis was and is currently approximately 40%. NBC also has the exclusive right to negotiate on behalf of the Company for the distribution of its television home shopping service. The shareholders of the Company approved the above-described transaction with GE Equity and NBC at a special meeting of shareholders of the Company held on June 2, 1999. The material agreements constituting this strategic alliance to which the Company is a party are described below.

Pursuant to the Investment Agreement between the Company and GE Equity dated March 8, 1999 (the "Investment Agreement"), the Company sold to GE Equity 5,339,500 shares of Preferred Stock for an aggregate of $44,265,000. The Preferred Stock is convertible into an equal number of shares of Common Stock, subject to customary anti-dilution adjustments, has a mandatory redemption on the 10th anniversary of its issuance or upon a "change of control" at its stated value ($8.29 per share), participates in dividends on the same basis as the Common Stock and has a liquidation preference over the Common Stock and any other junior securities. So long as NBC or GE Equity is entitled to designate a nominee to the Board of Directors (see discussion below), the holders of the Preferred Stock are entitled to a separate class vote on the directors subject to nomination by NBC and GE Equity. During such period of time, such holders will not be entitled to vote in the election of any other directors, but will be entitled to vote on all other matters put before shareholders of the Company. Consummation of the sale of 3,739,500 shares of the Preferred Stock was completed on April 15, 1999. Final consummation of the transaction regarding the sale of the remaining 1,600,000 Preferred Stock shares was completed at a special meeting of the Company’s shareholders held on June 2, 1999.

Pursuant to the Investment Agreement, the Company also issued to GE Equity the Investment Warrant, which gave to GE Equity the right to acquire a number of shares of Common Stock that would result in the combined beneficial ownership by GE Equity and NBC of 39.9% of the Common Stock outstanding from time to time subject to certain limitations as set forth in the Investment Warrant. On July 6, 1999, GE Equity exercised the Investment Warrant, allowing it to acquire an additional 10,674,000 shares of the Company’s Common Stock for an aggregate of $178,370,000, or $16.71 per share, representing the 45-day average closing price of the underlying Common Stock ending on the trading day prior to exercise.

Pursuant to the Investment Agreement, the Company and GE Equity entered into the Shareholder Agreement, which provides for certain corporate governance and standstill matters. The Shareholder Agreement (together with the Certificate of Designation of the Preferred Stock) initially provided that GE Equity and NBC would be entitled to designate nominees for an aggregate of 2 out of 7 board seats so long as their aggregate beneficial ownership is at least equal to 50% of their initial beneficial ownership, and 1 out of 7 board seats so long as their aggregate beneficial ownership is at least 10% of the "adjusted outstanding shares of Common Stock." Ron Herman, Doug Holloway and Jay Ireland, directors of the Company are employed by GE Equity and NBC. GE Equity and NBC have also agreed to vote their shares of Common Stock in favor of the Company's nominees to the Board of Directors in certain circumstances. Subject to certain exceptions, all committees of the Board of Directors were to include a proportional number of directors nominated by NBC or GE Equity. The Shareholder Agreement also requires the consent of GE Equity prior to the Company entering into any substantial agreements with certain restricted parties (broadcast networks and internet portals in certain limited circumstances), as well as taking any actions over certain thresholds, as detailed in the agreement, regarding the issuance of voting shares over a 12-month period, the payment of quarterly dividends, the repurchase of Common Stock, acquisitions (including investments and joint ventures) or dispositions, and the incurrence of debt greater than $40.0 million or 30% of the Company's total capitalization. The Company is also prohibited from taking any action that would cause any ownership interest of certain Federal Communication Commission regulated entities from being attributable to GE Equity, NBC or their affiliates.

The Shareholder Agreement provides that during the Standstill Period (as defined in the Shareholder Agreement), subject to certain limited exceptions, GE Equity and NBC are prohibited from: (i) any asset/ business purchases from the Company in excess of 10% of the total fair market value of the Company's assets, (ii) increasing their beneficial ownership above 39.9% of the Company's shares, (iii) making or in any way participating in any solicitation of proxies, (iv) depositing any securities of the Company in a voting trust, (v) forming, joining, or in any way becoming a member of a "13D Group" with respect to any voting securities of the Company, (vi) arranging any financing for, or providing any financing commitment specifically for, the purchase of any voting securities of the Company, (vii) otherwise acting, whether alone or in concert with others, to seek to propose to the Company any tender or exchange offer, merger, business combination, restructuring, liquidation, recapitalization or similar transaction involving the Company, or nominating any person as a director of the Company who is not nominated by the then incumbent directors, or proposing any matter to be voted upon by the shareholders of the Company. If during the Standstill Period any inquiry has been made regarding a "takeover transaction" or "change in control" which has not been rejected by the Board of Directors, or the Board of Directors pursues such a transaction, or engages in negotiations or provides information to a third party and the Board of Directors has not resolved to terminate such discussions, then GE Equity or NBC may propose to the Company a tender offer or business combination proposal.

In addition, unless GE Equity and NBC beneficially own less than 5% or more than 90% of the adjusted outstanding shares of Common Stock, GE Equity and NBC shall not sell, transfer or otherwise dispose of any securities of the Company except for transfers: (i) to certain affiliates who agree to be bound by the provisions of the Shareholder Agreement, (ii) which have been consented to by the Company, (iii) pursuant to a third party tender offer, (iv) pursuant to a merger, consolidation or reorganization to which the Company is a party, (v) in a bona fide public distribution or bona fide underwritten public offering, (vi) pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), or (vii) in a private sale or pursuant to Rule 144A of the Securities Act; provided that, in the case of any transfer pursuant to clause (v) or (vii), such transfer does not result in, to the knowledge of the transferor after reasonable inquiry, any other person acquiring, after giving effect to such transfer, beneficial ownership, individually or in the aggregate with such person's affiliates, of more than 10% of the adjusted outstanding shares of the Common Stock.

The Standstill Period will terminate on the earliest to occur of (i) the 10 year anniversary of the Shareholder Agreement, (ii) the entering into by the Company of an agreement that would result in a "change in control" (subject to reinstatement), (iii) an actual "change in control," (iv) a third party tender offer (subject to reinstatement), or (v) six months after GE Equity and NBC can no longer designate any nominees to the Board of Directors. Following the expiration of the Standstill Period pursuant to clause (i) or (v) above (indefinitely in the case of clause (i) and two years in the case of clause (v)), GE Equity and NBC's beneficial ownership position may not exceed 39.9% of the Company’s diluted outstanding stock, except pursuant to issuance or exercise of any warrants or pursuant to a 100% tender offer for the Company.

On March 19, 2004, the Company, NBC and GE Equity agreed to amend the Shareholder Agreement as follows: (i) to increase the authorized size of the Company’s board of directors to 9 from 7; (ii) to permit NBC and GE Equity to appoint an aggregate of 3 directors instead of 2 to the Company’s board of directors; and (iii) to reflect that NBC and GE Equity would no longer have the right to have its director-nominees on the Audit, Compensation or Nominating/Governance Committees, in the event the committees must be comprised solely of "independent" directors under applicable laws or Nasdaq regulations. Instead, NBC and GE Equity would have the right to have an observer attend all of these committee meetings, to the extent permitted by applicable law.

Pursuant to the Investment Agreement, as amended, ValueVision and GE Equity entered into a Registration Rights Agreement providing GE Equity, NBC and their affiliates and any transferees and assigns, an aggregate of five demand registrations and unlimited piggy-back registration rights.

NBC and the Company entered into the Distribution and Marketing Agreement dated March 8, 1999 (the "Distribution Agreement") which provides that NBC shall have the exclusive right to negotiate on behalf of the Company for the distribution of its home shopping television programming service. As compensation for such services, the Company currently pays NBC an annual fee of approximately $1.6 million (increasing no more than 5% annually) and issued NBC the Distribution Warrants. The exercise price of the Distribution Warrants is $8.29 per share. Of the aggregate 1,450,000 shares subject to the Distribution Warrants, 200,000 shares vested immediately, with the remainder vesting 125,000 shares annually over the 10-year term of the Distribution Agreement. In conjunction with the Company’s November 2000 execution of the Trademark License Agreement with NBC, the Company agreed to accelerate the vesting of the remaining unvested Distribution Warrants. The Distribution Warrants are exercisable for five years after vesting. Because NBC successfully delivered to the Company 10 million full time equivalent homes pursuant to the Distribution Agreement, NBC is entitled to additional warrants to acquire Common Stock at the then current market price. In fiscal 2001, the Company issued to NBC additional warrants to purchase 343,725 shares of the Company's Common Stock at an exercise price of $23.07. In the fourth quarter of fiscal 2002, the Company issued to NBC additional warrants to purchase 36,858 shares of the Company’s Common Stock at an exercise price of $15.74 per share. These additional warrants were issued as a result of NBC meeting its original performance target. NBC may terminate the Distribution Agreement if the Company enters into certain "significant affiliation" agreements or a transaction resulting in a "change of control." On April 7, 2004, NBC exercised a portion of the Distribution Warrants in a cashless exercise acquiring 101,509 shares of the Company’s Common Stock.

On November 16, 2000, the Company entered into a Trademark License Agreement (the "License Agreement") with NBC pursuant to which NBC granted the Company an exclusive, worldwide license for a term of 10 years to use certain NBC trademarks, service marks and domain names to rebrand the Company's business and corporate name and companion Internet website. The Company subsequently selected the names "ShopNBC" and "ShopNBC.com." In connection with the License Agreement, the Company issued to NBC warrants (the "License Warrants") to purchase 6,000,000 shares of the Common Stock, with an exercise price of $17.375 per share. The License Warrants have a five-year term from the date of vesting and vest in one-third increments. As of January 31, 2004, all of the License Warrants were vested. Additionally, in connection with the License Agreement, the Company agreed to accelerate the vesting of Distribution Warrants.

The Company has also agreed under the License Agreement, among other things, to (i) certain restrictions on using any trademarks, service marks, domain names, logos or other source indicators owned or controlled by NBC, (ii) the loss of its rights under the License with respect to specific territories outside of the United States in the event the Company fails to achieve and maintain certain performance targets, (iii) not own, operate, acquire or expand its business to include certain businesses without NBC’s prior consent, (iv) comply with NBC’s privacy policies and standards and practices, and (v) not own, operate, acquire or expand the Company's business such that one third or more of the Company’s revenues or its aggregate value is attributable to certain services provided over the Internet. The License Agreement also grants to NBC the right to terminate the License Agreement at any time upon certain changes of control of the Company, the failure by NBC to own a certain minimum percentage of the outstanding capital stock of the Company on a fully-diluted basis, the failure of NBC and the Company to agree on new trademarks, service marks or related intellectual property rights, and certain other related matters.

The full text of the press release issued in connection with this election is attached as Exhibit 99 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99 Press Release dated November 19, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueVision Media, Inc.

November 19, 2004	By:	Nathan E. Fagre

Name: Nathan E. Fagre
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99	Press Release dated November 19, 2004